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                        SEABOARD SAVINGS BANK, INC., SSB
                       1993 NONSTATUTORY STOCK OPTION PLAN
                                  FOR DIRECTORS


   Seaboard Savings Bank, Inc., SSB, a North Carolina corporation (hereinafter referred to as the "Corporation"), does herein set forth the terms of the Seaboard Savings Bank, Inc., SSB 1993 Nonstatutory Stock Option Plan for Directors (hereinafter referred to as this "Plan"), which was adopted by the Board of Directors (hereinafter referred to as the "Board") of the Corporation subject to approval by the Corporation's shareholders as provided in paragraph 20 hereof.

   1. Purpose of this Plan. The purpose of this Plan is to provide for the grant of Nonstatutory Stock Options (hereinafter referred to as "Options" or singularly, "Option") and in certain circumstances the right to surrender such Options for cash, to Directors (as hereinafter defined) of the Corporation who wish to invest in the Corporation's common stock (hereinafter referred to as "Common Stock"). The Board believes that participation in the ownership of the Corporation by Directors will be to the mutual benefit of the Corporation and the Directors. In addition, the existence of this Plan will make it possible for the Corporation to attract capable individuals to serve on the Board. As used herein, the term "Directors" or singularly, "Director", shall mean those members of the Board who are not employed by the Corporation and are ineligible to participate in the 1993 Incentive Stock Option Plan of the Corporation as of the date of the Conversion (as hereinafter defined).

   2.          Administration of this Plan.

               (a) This Plan shall be administered by the Board. The Board shall have full power and authority to construe, interpret and administer this Plan. All actions, decisions, determinations, or interpretations of the Board shall be final, conclusive, and binding upon all parties.

               (b) The Board shall determine when Limited Stock Appreciation Rights (as hereinafter described) shall be available in place of outstanding Options.

               (c) The Board may designate any officers or employees of the Corporation or of any of its subsidiaries to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Board may see fit.

   3. Shares of Common Stock Subject to this Plan. The maximum number of shares of Common Stock that shall be offered under this Plan is eighteen thousand five hundred (18,500) shares, subject to adjustment as provided in paragraph 13. Shares subject to Options

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which  expire or  terminate  prior to the issuance of the shares of Common Stock shall lapse and the shares of Common Stock originally subject to such Options shall again be available for future grants of Options under this Plan.

   4. Eligibility; Grant of Options. Upon the conversion of the Corporation from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Conversion"), each Director then serving on the Board shall receive an Option to purchase shares of Common Stock in the amount set forth below:

               Dallas G. Waters   . . . . . . . . . 3,700 Shares
               Robert L. Howell   . . . . . . . . . 3,700 Shares
               W. Braxton Voliva .  .  .  . . . . . 3,700 Shares
               E. G. Cantrell   . . . . . . . . . . 3,700 Shares
               John Goodwin    . . . . .  . . . . . 3,700 Shares

   5.          Option Price.

               (a) The price per share of each Option granted under this Plan (hereinafter called the "Option Price") shall be determined by the Board as of the effective date of grant of such Option, but in no event shall such Option Price be less than 100% of the fair market value of Common Stock on the date of grant. An Option shall be considered as granted on the later of (i) the effective date of the Conversion, (ii) the date that the Board acts to grant such Option, or (iii) such later date as the Board shall specify in an Option Agreement (as hereinafter defined).

               (b) The fair market value of a share of Common Stock shall be determined as follows: (i) if on the date as of which such determination is being made, Common Stock being valued is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the closing sale price as reported for each of the five (5) trading days immediately preceding the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for each of the five (5) trading days immediately preceding the date as of which such determination is made, then the fair market value shall be equal to the mean of the closing sale prices on those trading days for which such price is available, or (ii) if on the date as of which such determination is made, no such closing sale prices are reported, but quotations for Common Stock being valued are regularly listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the mean of the average of the closing bid and asked prices for such Common Stock quoted on such system on each of the five (5) trading days preceding the date as of which such determination is made, but if a closing bid and asked price is not available for each of the five (5) trading days, then the fair market value shall be equal to the mean of the average of

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the  closing bid and asked  prices on those  trading  days  during the  five-day period for which such prices are available, or (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the trading date first preceding the date as of which such determination is made. If the Board Corporate determines that the price as determined above does not represent the fair market value of a share of Common Stock, the Board may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

   6. Payment of Option Price. Payment for shares subject to an Option may be made either in cash, or with the approval of the Board, in other stock of the Corporation owned by a Director or such other person as may be entitled to exercise such Option. Any shares of the Corporation's stock that are delivered in payment of the aggregate Option Price shall be valued at their fair market value, as determined by the Board, on the date of the exercise of such Option.

   7. Terms and Conditions of Grant of Options. Each Option granted pursuant to this Plan shall be evidenced by a written Nonstatutory Stock Option Agreement (hereinafter referred to as "Option Agreement") with each Director (hereinafter referred to as "Optionee") to whom an Option is granted; such agreement shall be substantially in the form attached hereto as "Exhibit A", unless the Board shall adopt a different form and, in each case, may contain such other, different, or additional terms and conditions as the Board may determine.

   8. Option Period. Each Option Agreement shall set forth a period during which such Option may be exercised (hereinafter referred to as the "Option Period"); provided, however, that the Option Period shall not exceed ten (10) years after the date of grant of such Option as specified in an Option Agreement.

   9.          Change of Control; Limited Stock Appreciation Rights.

               (a) In connection with the grant of any Option under this Plan, the Board may, in its discretion, provide an Optionee with the right (herein sometimes referred to as "Limited Stock Appreciation Rights"), following a "change in control" of the Corporation and without regard to any restrictions on exercise that would otherwise apply, to surrender any unexercised portion of such Option as such Optionee then may have for a cash payment equal to the amount by which the fair market value (as determined by the Board) of the number of shares of Common Stock then subject to such Option exceeds the aggregate Option Price therefor.

               (b) When used herein,  the phrase  "change in control"  refers to
(i) the acquisition by any person, group of persons or entity of the beneficial ownership or power to vote more than

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twenty percent (20%) of the  Corporation's  outstanding stock or (ii) during any period of two (2) consecutive years, as change in the majority of the Board unless the election of each new Director was approved by at least two-thirds of the Directors then still in office who were Directors at the beginning of such two (2) year period.

               (c) Limited Stock Appreciation Rights shall be exercised by written notice to the Corporation as provided in paragraph 10 hereof at any time prior to the earlier of (i) the date which is thirty (30) days after the date of notice of a change in control or (ii) the last day of the Option Period provided for in an Option Agreement, but in no event shall the expiration date be more than ten (10) years after the date of grant of an Option as provided in paragraph 8 above.

               (d) Limited Stock Appreciation Rights may be exercised only when the market value of Common Stock subject to an Option exceeds the aggregate Option Price determined as provided in paragraph 5 above.

   10. Exercise of Options. An Option or the right to surrender an Option for cash as provided in paragraph 9 hereof shall be exercised by written notice to the Board signed by an Optionee or by such other person as may be entitled to exercise such Option or to surrender such Option. In the case of the exercise of an Option, the aggregate Option Price for the shares being purchased may be paid either in cash or, with the approval of the Board, in shares of the Corporation's stock (valued as determined by the Board as of the date of exercise) or any combination thereof and the notice of exercise shall specify how payment will be made. The written notice shall state the number of shares with respect to which an Option is being exercised or surrendered and, in the case of the exercise of an Option, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate Option Price will be made. An Optionee shall not exercise an Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under such Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.


                                                         4

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   11.         Effect of Leaving the Board or Death.

               (a) In the event that an Optionee leaves the Board for any reason other than retirement, disability, or death, any Option granted to the Optionee under this Plan, to the extent not previously exercised or surrendered by the Optionee or expired, shall immediately terminate.

               (b) In the event that an Optionee should leave a Board as a result of such Optionee's retirement, such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or surrendered by the Optionee or expired, for such period of time as may be determined by the Board and specified in an Option Agreement, but in no event may any Option or the right to surrender any Option for cash be exercised later than the end of the Option Period provided in the Option Agreement in accordance with paragraph 8 hereof. Notwithstanding any other provision contained herein, or in any Option Agreement, upon retirement, any Option then held by an Optionee shall be exercisable immediately in full. For purposes of this Plan, the term "retirement" shall mean termination of a Director's membership on the Board (i) at any time after attaining age 65 with the approval of the Board; or (ii) at the election of the Director, at any time after not less than five (5) years service as a member of the Board, such service shall be computed cumulatively for purposes of this clause (ii).

               (c) In the event that an Optionee should leave the Board by reason of such Optionee's disability, such Optionee shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or surrendered by the Optionee or expired, for such period of time as may be determined by the Board and specified in an Option Agreement, but in no event may any Option or the right to surrender any Option for cash be exercised later than the end of the Option Period provided in the Option Agreement in accordance with paragraph 8 hereof. Notwithstanding any other provision contained herein, or in any Option Agreement, upon leaving by reason of disability, any Option then held by an Optionee shall be exercisable immediately in full. For purposes of this Plan, the term "disability" shall be defined as may be determined by the Board, from time to time, or as determined at any time with respect to any individual Optionee.

               (d) In the event that an Optionee should die while serving on the Board after leaving by reason of disability during the Option Period provided in an Option Agreement in accordance with paragraph 8 hereof, an Option granted under this Plan, to the extent that it has not previously been exercised or surrendered by the Optionee or expired, shall vest and shall be exercisable, in accordance with its terms, by the personal representative of such Optionee, the executor or administrator of such Optionee's estate, or by any person or persons who acquired such Option by bequest or inheritance from such Optionee, notwithstanding any limitations placed on the exercise of such Option by this Plan or an Option Agreement, at any time within twelve (12) months after the date of

                                                         5

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death of such Optionee,  but in no event may an Option or the right to surrender an Option for cash be exercised later than the end of the Option Period provided in an Option Agreement in accordance with paragraph 8 hereof. Any references herein to an Optionee shall be deemed to include any person entitled to exercise an Option after the death of such Optionee under the terms of this Plan.

   12. Effect of Plan on Status as Member of a Board. The fact that a Director has been granted an Option under this Plan shall not confer on such Director any right to continued service on the Board, nor shall it limit the right of the Corporation to remove such Director from the Board at any time.

   13. Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

               (a) In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment prior to the termination of an Optionee's rights under this Plan, equitable proportionate adjustments shall be made by the Board in (i) the number and kind of shares which remain available under this Plan and (ii) the number, kind, and the Option Price of shares subject to the unexercised portion of an Option under this Plan. The adjustments to be made shall be determined by the Board and shall be consistent with such change or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

               (b) The grant of Options under this Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

               (c) Upon the effective date of the dissolution or liquidation of the Corporation, or of a reorganization, merger, or consolidation of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity (any such transaction being hereinafter referred to as a "Terminating Event"), this Plan and any Options granted hereunder, including the right to surrender such Options for cash as provided in paragraph 9 hereof, shall terminate unless provision is made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of Options granted

                                                         6

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hereunder, or the substitution for such Options of new options for the shares of the successor corporation, or a parent or a subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Board, or the successor to the Corporation, to the number and kind of shares subject to such substituted options in which event this Plan and Options granted hereunder, or the new options substituted therefore, shall continue in the manner and under the terms so provided. Upon the occurrence of any Terminating Event in which provision is not made for the continuance of this Plan and for the assumption of Options granted hereunder, or the substitution for such Options of new options for the shares of a successor corporation or a parent or a subsidiary thereof, each Optionee to whom an Option has been granted under this Plan (or such person's personal representative, the executor or administrator of such person's estate, or any person who acquired the right to exercise such Option from such person by bequest or inheritance) shall be entitled, prior to the effective date of any such Terminating Event, (i) to exercise, in whole or in part, the Optionee's rights under any Option granted to the Optionee without any regard to any restrictions on exercise that would otherwise apply, or (ii) to surrender any such Option to the Corporation in exchange for receipt of cash equivalent to the amount by which the fair market value of the shares of Common Stock such person would have received had such person exercised the Option in full immediately prior to consummation of such Terminating Event exceeds the applicable aggregate Option Price. To the extent that a person, pursuant to this subparagraph 11(c) has a right to exercise or surrender any Option on account of a Terminating Event which such person otherwise would not have had at that time, such right shall be contingent upon the consummation of such Terminating Event.

   14. Non-Transferability. An Option granted under this Plan shall not be assignable or transferable except, in the event of the death of an Optionee, by will or by the laws of descent and distribution. In the event of the death of an Optionee, his personal representative, the executor or the administrator of such Optionee's estate, or the person or persons who acquired by bequest or inheritance the rights to exercise or to surrender such Options, may exercise or surrender any Option or portion thereof to the extent not previously exercisable or surrendered by an Optionee or expired, in accordance with its terms, prior to the expiration of the exercise period as specified in subparagraph 11(d) hereof.

   15. Tax Withholding. The Corporation or any of its subsidiaries shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or surrender for cash of any Option or the sale of stock acquired upon the exercise of an Option in order for the Corporation or any of its subsidiaries to obtain a tax deduction otherwise available as a consequence of such grant, exercise, surrender for cash, or sale, as the case may be.

   16. Listing and Registration of Option Shares. Any Option granted under this Plan shall be subject to the requirement that if

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at any time the Board shall  determine,  in its  discretion,  that the  listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

   17. Exculpation and Indemnification. In connection with this Plan, no member of the Board shall be personally liable for any act or omission to act in such person's capacity as a member of the Board, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person's own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Corporation shall indemnify and hold harmless the members of the Board, and each other officer or employee of the Corporation or of any of its subsidiaries to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act in connection with the performance of such person's duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

   18. Amendment and Modification of this Plan. The Board may at any time, and from time to time, amend or modify this Plan (including the form of Option Agreement) in any respect; provided, however, that no amendment or modification shall be made that increases the total number of shares covered by this Plan or effects any change in the category of persons who may receive Options under this Plan or materially increases the benefits accruing to Optionees under this Plan unless such change is approved by the holders of a majority of the outstanding shares of Common Stock present or represented at a shareholders' meeting at which a quorum is present. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option therefore granted to an Optionee under this Plan without the consent of such Optionee or the transferee in the event of the death of such Optionee.

   19. Termination and Expiration of this Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the effective date of this Plan as provided in paragraph 20 hereof.

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   20. Effective Date;  Shareholder Approval.  This Plan has been adopted by the
Board to be effective as of the date of the Conversion. This Plan shall not be effective until approved by the holders of a majority of the outstanding shares of Common Stock present or represented at a shareholders' meeting at which a quorum is present; which shareholder vote shall be taken at the next meeting of the shareholders to occur following such Board approval. Such next meeting of shareholders shall be held not later than twelve (12) months after the Conversion.

   21. Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

   22. Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Corporation or by one of its subsidiaries.

   23. Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

   24. Inspection of Plan. A copy of this Plan, and any amendments thereto or modifications thereof, shall be maintained by the Secretary of the Corporation and shall be shown to any proper person making inquiry about it.

                                                         9

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STATE OF NORTH CAROLINA                                                EXHIBIT A

COUNTY OF WASHINGTON

                                             NONSTATUTORY STOCK OPTION AGREEMENT

   This  Nonstatutory  Stock Option Agreement  (hereinafter  referred to as this
"Agreement") is made and entered into as of this     day of              , 1993,
between Seaboard Savings Bank, Inc., SSB, a North Carolina corporation
(hereinafter referred to as the "Corporation"),  and            , a resident of
                  County, North Carolina (hereinafter referred to as the "Optionee").

   WHEREAS, the Board of Directors of the Corporation (hereinafter referred to as the "Board") has adopted the Seaboard Savings Bank, Inc., SSB 1993 Nonstatutory Stock Option Plan for Directors (hereinafter referred to as the "Plan") subject to approval by the Corporation's shareholders as provided in the Plan; and,

   WHEREAS, the Plan provides that the Board will make available to the Directors (as defined in the Plan) of the Corporation and of its subsidiary corporations, the right to purchase shares of the Corporation's common stock (hereinafter referred to as "Common Stock") and, when so notified by the Board, the right to surrender such shares for cash; and

   WHEREAS, the Board has determined that the Optionee is entitled to purchase shares of Common Stock under the Plan;

   NOW, THEREFORE, the Corporation and the Optionee agree as follows:

   1. Date of Grant of  Option.  The date of grant of the option  granted  under
this Agreement is the        day of              , 1993.

   2. Grant of Option. Pursuant to the Plan, the Corporation grants to the Optionee the right (hereinafter referred to as the "Option") to purchase from
the Corporation all or a portion of an aggregate number of         ( ) shares of
Common Stock (hereinafter referred to as the "Option Shares") which shall be authorized but unissued shares.

   3. Option Price. The price to be paid for the Option Shares shall be Dollars ($ ) per share (hereinafter referred to as the "Option Price") which is the fair market value of the Option Shares as determined by the Board as of the date of grant of this Option.

   4. Period within which Option may be Exercised. Subject to any further restrictions in this Agreement, the Optionee shall have the right to exercise the Option to purchase the Option Shares at

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any time after the date of grant of this Option; and the Optionee, in his or her discretion, may exercise all or any portion of the Option, subject to paragraph 6 hereof. The Option shall terminate as provided in paragraph 7 hereof.

   5.          Change in Control.
               (a) In connection with the Option, the Optionee has the right, following a "change in control" (as defined in the Plan) of the Corporation, and without regard to any restrictions on exercise that would otherwise apply, to surrender any unexercised portion of the Option as the Optionee then may have for a cash payment equal to the amount by which the fair market value (as determined by the Board) of the number of shares of Common Stock then subject to the Option exceeds the aggregate Option Price therefor.

               (b) The Optionee shall have the right to surrender the Option by giving written notice to the Board as provided in paragraph 6 hereof at any time prior to the earlier of (i) the date which is thirty (30) days after the date of notice of a change in control or (ii) the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

               (c) The Option may be surrendered for cash pursuant to this paragraph 5 only when the market value of Common Stock subject to the Option exceeds the aggregate Option Price as provided in paragraph 3 above.

               (d) If the Optionee surrenders the Option for cash, the cash payment due to the Optionee shall be made by the Corporation no more than then
(10) business days after the date of the receipt by the Board of the notice of surrender of the Option.

   6. Method of Exercise. The Option or the right to surrender the Option for cash as provided in paragraph 5 hereof shall be exercised by written notice to the Board signed by the Optionee or by such other person as may be entitled to exercise or to surrender the Option. In the case of the exercise of the Option, the aggregate Option Price for the shares being purchased may be paid either in cash or, with the approval of the Board, in shares of the Corporation's stock (valued as determined by the Board as of the date of exercise) or any combination thereof and the notice of exercise shall specify how payment will be made. The written notice shall state the number of shares with respect to which the Option is being exercised or surrendered and, in the case of the exercise of the Option, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate Option Price will be made. The Optionee shall not exercise the Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under the Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of the Option shall be issued in the regular course of business subsequent to the exercise of the Option and the payment therefor. Neither the Optionee, nor any other person who may be entitled to exercise the Option, shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option, until certificates representing such shares shall have been issued and delivered and the individual's name entered as a shareholder of record on the books of the Corporation for such shares.

   7. Termination of Option. The Option and any right to surrender the Option for cash shall terminate on the earlier of:

               (a) Except as provided in subparagraphs (b), (c) and (d) below, the Option, to the extent that it has not been exercised, surrendered or expired, shall terminate on the earlier of (i) the date the Optionee leaves the Board for any reason other than retirement, disability or death (ii) the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

               (b) In the event the Optionee retires prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised or surrendered or expired, for the remainder of such ten (10) year period.

               (c) In the event the Optionee becomes disabled prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Optionee shall have the right to exercise the Option, to the extent that it has not been exercised or surrendered by him or expired, for the remainder of such ten (10) year period.

               (d) In the event the Optionee dies while serving on the Board or after his or her retirement or after his or her leaving by reason of disability, and prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Option, to the extent that it has not been exercised or surrendered by the Optionee or expired, shall be exercisable, according to its terms, by the personal representative, the executor or the administrator of the Optionee's estate, or the person or persons who acquired the Option by bequest or inheritance from the Optionee, at any time within twelve (12) months after the date of death of the Optionee, but in no event may the Option or the right to surrender the Option for cash be exercised later than ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

   8. Effect of Agreement on Status of Optionee. The fact that the Optionee has been granted the Option under the Plan shall not confer on the Optionee any right to continued service on the Board, nor shall it limit the right of the Corporation to remove the Optionee from the Board at any time.

  9. Listing and Registration of Option Shares. The Corporation's obligation to issue shares of Common Stock upon exercise of the Option is expressly conditioned upon the completion by the Corporation of any registration or other qualification of such shares under any state or federal law or regulations or rulings of any governmental regulatory body or the making of such investment representations or other representations and agreements by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Option Shares which the Board shall, in its discretion, deem necessary or advisable. Notwithstanding the foregoing, the Corporation shall be under no obligation to register or qualify the Option Shares under any state or federal law. The required representations and agreements referenced above may include representations and agreements that the Optionee, or any other person entitled to exercise the Option, (i) is purchasing such shares on his or her own behalf as an investment and not with a present intention of distribution or resale and (ii) agrees to have placed upon any certificates representing the Option Shares a legend setting forth any representations and agreements which have been given to the Board or a reference thereto and stating that such shares may not be transferred except in accordance with all applicable state and federal securities laws and regulations, and further representing that, prior to making any sale or other disposition of the Option Shares, the Optionee, or any other person entitled to exercise the Option, will give the Corporation notice of the intention to sell or dispose of such shares not less than five (5) days prior to such sale or disposition.

   10. Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.
               (a) In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of the Optionee's rights under this Agreement, equitable proportionate adjustments shall be made by the Board in the number, kind, and the Option Price of shares subject to the unexercised portion of the Option. The adjustments to be made shall be determined by the Board and shall be consistent with such changes or changes in the Corporation's total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of the Option granted.

               (b) The grant of the Option under this Agreement shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business.

               (c) Upon the effective date of the  dissolution or
                                                        13
liquidation of the Corporation, or of a reorganization, merger, or consolidation of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or the transfer of all or substantially all of the assets or shares of the Corporation to another person or entity, the Option granted under this Agreement and the right to exercise or to surrender the Option for cash in the event of a "Terminating Event" as provided in the Plan shall terminate.


   11. Non-Transferability. The Option granted under this Agreement shall not be assignable or transferable except, in the event of the death of the Optionee, by will or by the laws of descent and distribution. In the event of the death of the Optionee, the personal representative, the executor or the administrator of the Optionee's estate, or the person or persons who acquired by bequest or inheritance the right to exercise or to surrender the Option may exercise or surrender the unexercised Option or portion thereof, in accordance with the terms hereof, prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

   12. Tax Withholding. The grant of the Option and Option Shares delivered pursuant to this Agreement, and any amounts distributed with respect thereto, may be subject to applicable federal, state and local withholding for taxes. The Optionee expressly acknowledges and agrees to such withholding, where applicable, without regard to whether the Option Shares may then be sold or otherwise transferred by the Optionee.

   13. Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Corporation, at its principal office at 124 Water Street, Plymouth, North Carolina 27962; and, if to the Optionee, at his or her last address appearing on the books of the Corporation. The Corporation and the Optionee may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third
(3rd) business day following the date mailed, as the case may be.

   14. Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Optionee hereby acknowledges receipt of a copy of the Plan from the Corporation.

   15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this

Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

   16. Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

   17. Captions and Hearings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

   18. Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of Washington, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

   19. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and shall be binding upon and inure to the benefit of the Optionee, his heirs, legatees, personal representatives, executors, and administrators.

   20. Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

   21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

   IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given, and the Optionee has hereunto set his or her hand and adopted as his or her seal the typewritten word "SEAL" appearing beside his or her name, all done this the day and year first above written.

                                        SEABOARD SAVINGS BANK, INC., SSB


                                        By: ___________________________________
                                                    Samuel J. Styons, President


Attest:

________________________________
Amber Bland, Corporate Secretary

[CORPORATE SEAL]





__________________________________
________________________, Optionee

                                    EXHIBIT A


                              NOTICE OF EXERCISE OF
                            NONSTATUTORY STOCK OPTION

To:            The Board of Directors of Seaboard Savings Bank, Inc., SSB.

   The  undersigned  hereby  elects to purchase                whole shares of
Common Stock of Seaboard Savings Bank, Inc., SSB (the "Corporation") pursuant to
the Nonstatutory Stock Option granted to the   undersigned  in  that  certain
Nonstatutory  Stock Option Agreement between the Corporation and the undersigned
dated the    day of             , 1993. The aggregate purchase price for such
shares is $          , which amount is (i) being tendered herewith, (ii) will
be tendered on or before                , 199    , (cross out provision which
does not apply) in cash and/or stock of the Corporation owned by me, and I request that a value as of the date of exercise of the Option be placed on any stock being  tendered in payment of the  purchase price.  The  effective
date of this election shall be               , 199   , or the date of receipt
of this Notice by the Corporation if later.

   Executed this      day of                   , 199   , at
                                     .











   (Social Security Number)

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